EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-141029) pertaining to Avient Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust; and

(2)Registration Statement (Form S-8 No. 333-157486) pertaining to Avient Retirement Savings Plan of our report date June 23, 2023 appearing in the annual report on Form 11-K of Avient Retirement Savings Plan as of December 31, 2022 and 2021 and for the year ended December 31, 2022.

/s/ Plante & Moran, PLLC
Cleveland, Ohio
June 23, 2023